Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is entered into as of October 22, 2019, by and between Christos P. Traios (“Seller”), a resident of Piraeus, Greece, and Petrogress, Inc., a Delaware corporation (“Purchaser”). Purchaser and Seller may collectively be referred to as the “Parties.”

WHEREAS, Seller is the recorded owner and shareholder of five hundred (500) registered shares, without par value (the “Shares”) of Libertus Marine Ltd., a Marshall Islands limited liability company (the “Company”), represented by Company share certificates No. 1 and No. 2, which represent 100% of the issued and outstanding capital stock of the Company; and

WHEREAS, the Parties desire to enter into this Agreement pursuant to which Purchaser will purchase from Seller the Shares for the Purchase Price (as defined below) and upon the terms and subject to the conditions hereinafter set forth (the “Transaction”).

NOW, THEREFORE, in consideration for the promises set forth in this Agreement, the Parties agree as follows:

1.

PURCHASE AND SALE: Subject to the terms and conditions set forth in this Agreement, Purchaser hereby purchases from Seller, and Seller hereby sells, transfers and conveys to the Purchaser the Shares, free and clear of all encumbrances, security interests or liens of any kind, with a full title guarantee.

2.

PURCHASE PRICE: The aggregate consideration (the “Purchase Price”) to be paid by Purchaser for the Company Shares and the other covenants and agreements of the Seller hereunder shall be one hundred forty two thousand eight hundred fifty-eight (142,858) newly issued shares of Purchaser Common Stock, par value $0.001 per share.

3.

CLOSING: The closing contemplated by this Agreement for the transfer of the Shares and the delivery of the securities representing the Purchase Price shall take place at such time and place as the Parties shall agree (the “Closing”). The certificates representing the Shares shall be duly endorsed for transfer or accompanied by a stock power in a form acceptable to the Purchaser to facilitate transfer to the Purchaser. The Purchase shall cause to be issued and delivered to Seller, a certificate representing the securities representing the Purchase Price. Otherwise, the exchange of consideration referenced herein, and the agreement represented by the executed copy of this Agreement, shall serve such purpose.

4.	REPRESENTATIONS AND WARRANTIES OF SELLER: Seller hereby warrants and represents to Purchaser that:

(a)

No Restrictions on the Shares. The Seller is not a party to any agreement that creates rights or obligations in the Shares relating to any third-party including any voting or stockholder agreement. The Seller is the lawful owner of the Shares, free and clear of any encumbrances, security interests or liens of any kind and has full power and authority to sell and transfer the Shares as contemplated in this Agreement.

(b)

Organization and Standing. To the Seller’s knowledge, the Company is duly organized, validly existing and in good standing under the laws of the Marshall Islands and has full power and authority to own and operate its property and assets and to carry on its business as presently conducted.

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5.

SEVERABILITY: If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

6.	BINDING EFFECT: The covenants and conditions contained in this Agreement shall apply to and bind the parties and the heirs, legal representatives, successors and permitted assigns of the Parties.

7.

BROKER’S FEES: The Parties represent that there has been no act in connection with the transactions contemplated in this Agreement that would give rise to a valid claim against either party for a broker’s fee, finder’s fee or other similar payment.

8.

ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the Parties and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. There are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Agreement. This Agreement may be modified in writing and must be signed by both the Seller and Purchaser.

9.	GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10.

NOTICE: Any notice required or otherwise given pursuant to this Agreement shall be in writing and mailed certified return receipt requested, postage prepaid, or delivered by overnight delivery service:

(a)	If to Purchaser:

Petrogress, Inc.

1013 Centre Rd, Suite 403-A

Wilmington DE 1805

(b)	If to Seller:

Christos P. Traios

10, Spirou Trikoupi str. Piraeus 18538 - Greece

11.

WAIVER: The failure of either party to enforce any provisions of this Agreement shall not be deemed a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

PURCHASER: ___________________________________ Christos P. Traios, President and Chairman	SELLER: ___________________________________ Christos P. Traios, Sole shareholder of Libertus Marine Ltd.

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